Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Registration Statement on Form S-1 of our audit report dated April 24, 2023, relating to the consolidated financial statements of Global Insurance Management Ltd., as of and for the years ended December 31, 2022 and December 31, 2021. We also consent to the reference to us under the heading “Experts” in such Registration Statement to Form S-1.

Atlanta, Georgia April 15, 2024

KNAV P.A.

Certified Public Accountants

One Lakeside Commons, Suite 850, 990 Hammond Drive NE, Atlanta, GA 30328 T 1 678 584 1200 F 1 770 676 6082 admin@knavcpa.com